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                                                                     Exhibit 4.4

                              [English Translation]

                             SUPPLEMENTAL AGREEMENT
                            DATED AS OF 29 April 2002

                                   RELATING TO

             Frequency Spectrum/Numbering Resources Usage Agreement,
  Sharing Agreement of Inter-provincial Long Distance Transmission Line Leasing Fee, Inter-provincial Interconnection and Domestic and International Roaming
Settlement Agreement, Agreement on "Shenzhouxing" Roaming Settlement and Sharing
 of Revenue From Sales of Top-Off Cards From Network Operators Other Than Their
       Home Network Operators, and Supplemental Agreement to Agreement on "Shenzhouxing" Roaming Settlement and Sharing of Revenue from Sales And
   Value-Adding of Top-Off Cards from Network Operators Other Than Their Home
                                Network Operators

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                             SUPPLEMENTAL AGREEMENT

         This Supplemental Agreement is entered into between and by the following parties on 29 April 2002, in Beijing, the People's Republic of China ("China" or the "PRC"):

1. China Mobile Communications Corporation, a state-owned enterprise duly established and in good standing under PRC law with its legal address at No. 53A, Xi Bian Men Nei Da Jie, Xuan Wu District, Beijing, the PRC (hereinafter referred to as "Party A");

2. China Mobile (Hong Kong) Limited, a limited liability company duly established and in good standing under Hong Kong law with its legal address at 60/F., The Center, 99 Queen's Road Central, Hong Kong (hereinafter referred to as "Party B");

3. Anhui Mobile Communication Company Limited, a limited liability company duly established and in good standing under PRC law with its legal address at No. 303, You Dian Building, Huai He Lu, Hefei City, Anhui Province, the PRC;

4. Jiangxi Mobile Communication Company Limited, a limited liability company duly established and in good standing under PRC law with its legal address at Jin Yuan Building, Tao Yuan Xiao District, Nanchang City, Jiangxi Province, the PRC;

5. Chongqing Mobile Communication Company Limited, a limited liability company duly established and in good standing under PRC law with its legal address at No. 134, Yu Zhou Lu, Jiu Long Po District, Chongqing City, the PRC;

6. Sichuan Mobile Communication Company Limited, a limited liability company duly established and in good standing under PRC law with its legal address at No. 19, Qing Yang Zheng Jie, Chengdu City, Sichuan Province, the PRC;

7. Hubei Mobile Communication Company Limited, a limited liability company duly established and in good standing under PRC law with its legal address at No. 10, Jiang Xing Lu, Jiang Han District, Wuhan City, Hubei Province, the PRC;

8. Hunan Mobile Communication Company Limited, a limited liability company duly established and in good standing under PRC law with its legal address at No. 169, Fu Rong Nan Lu, Tian Xin District, Changsha City, Hunan Province, the PRC;

9. Shaanxi Mobile Communication Company Limited, a limited liability company duly established and in good standing under PRC law with its legal address at No. 5, Nan Er Huan Xi Duan, Xian City, Shaanxi Province, the PRC; and

10. Shanxi Mobile Communication Company Limited, a limited liability company duly established and in good standing under PRC law with its legal address at No. 39, Shuang Ta Xi Jie, Taiyuan City, Shanxi Province, the PRC.

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(The foregoing parties from 3 through 10 are hereinafter referred to as the
"Target Companies".)

WHEREAS,

     1. Party A is the indirect controlling shareholder of Party B, and holds the entire equity interests in the Target Companies;

     2. Party B is a company whose common shares are listed on the Stock Exchange of Hong Kong Limited ("SEHK") and the New York Stock Exchange. At present, Party B wholly owns the following operating subsidiaries in Mainland China: Guangdong Mobile Communication Company Limited, Zhejiang Mobile Communication Company Limited, Jiangsu Mobile Communication Company Limited, Hainan Mobile Communication Company Limited, Fujian Mobile Communication Company Limited, Henan Mobile Communication Company Limited, Beijing Mobile Communication Company Limited, Tianjin Mobile Communication Company Limited, Shanghai Mobile Communication Company Limited, Liaoning Mobile Communication Company Limited, Shandong Mobile Communication Company Limited, Hebei Mobile Communication Company Limited and Guangxi Mobile Communication Company Limited (collectively as "Operating Subsidiaries of Party B");

     3. Part A and Part B entered into Frequency Spectrum/Numbering Resources Usage Agreement on 8 October 1999; and Sharing Agreement of Inter-provincial Long Distance Transmission Line Leasing Fees and Inter-provincial Interconnection and Domestic and International Roaming Settlement Agreement on May 5, 2000, Agreement On "Shenzhouxing" Roaming Settlement And Sharing Of Revenue From Sales of Top-Off Cards From Network Operators Other Than Their Home Network Operators on October 4, 2000, and Supplemental Agreement to Agreement on "Shenzhouxing" Roaming Settlement and Sharing of Revenue From Sales And Value-Adding of Top-Off Cards From Network Operators Other Than Their Home Network Operators on May 11, 2001 (all the foregoing agreements collectively as the "Original Agreements" hereinafter), and both parties had reached agreements on, among other things, frequency spectrum/number resource sharing, sharing of inter-provincial long distance leasing line fee, inter-provincial interconnection, domestic/international roaming settlement, "Shenzhouxing" Roaming Settlement and Sharing of Revenue from Sales of Top-Off Cards From Network Operators Other Than Their Home Network Operators in relation to the mobile operations of subsidiaries of Party B. At present, the Original Agreements apply to Operating Subsidiaries of Party B.

     4. With the approval from the relevant PRC regulatory authorities, Party A intends to sell to Party B, and Party B intends to purchase from Party A, the entire equity interest of Party A in the Target Companies;

     5. Party B and the Target Companies have the intention, and Party A agrees, that the Target Companies shall enjoy all rights and benefits and bear all liabilities under

                                      - 3 -

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             the Original Agreements, upon becoming directly or indirectly wholly-owned subsidiaries of Party B.

THEREFORE, following amicable consultation, Party A and Party B have concluded the following supplemental agreements:

     1. All parties agree that each of the Target Companies shall have and bear the same rights and liabilities under the Original Agreements as the other Operating Subsidiaries of Party B, effective from the date when it has become a directly or indirectly wholly-owned subsidiary of Party B (the "Effective Date").

     2. Party B will be responsible in supervising and monitoring each of the Target Companies in performing its respective obligations under the Original Agreements in accordance with the terms and conditions under the Frequency Spectrum/Numbering Resources Usage Agreement; and Sharing Agreement of Inter-provincial Long Distance Transmission Line Leasing Fee, Inter-provincial Interconnection and Domestic and International Roaming Settlement Agreement, Agreement On "Shenzhouxing" Roaming Settlement And Sharing Of Revenue From Sales of Top-Off Cards From Network Operators Other Than Their Home Network Operators, and Supplemental Agreement to Agreement On "Shenzhouxing" Roaming Settlement And Sharing Of Revenue From Sales And Value-Adding Of Top-Off Cards From Network Operators Other Than Their Home Network Operators.

     3. This Supplemental Agreement shall come into effect on the Effective Date. All Target Companies should perform the Original Agreements starting from the Effective Date.

     4. PRC law shall apply to the execution, effectiveness, performance, interpretation and settlement of dispute of this Supplemental Agreement and the Original Agreements.

             Should any disputes between the parties arise from the effectiveness, interpretation or performance of this Supplemental Agreement and the Original Agreements, each party shall endeavor to resolve the same in an amicable manner. In the event of any failure to resolve such disputes after consultation, any party may submit such disputes to the China International Economic and Trade Arbitration Committee for arbitration in Beijing in accordance with its then effective arbitration rules. The arbitration award shall be final and binding on each party to this Agreement. The arbitration fees shall be borne by the losing party.

     5. This effectiveness of this Supplemental Agreement is subject to the satisfaction of the following conditions:

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             (1)  Party B obtains the relevant connected transaction waiver from the SEHK in relation to the transactions in accordance with the Listing Rules of the SEHK;

             (2) Independent shareholders of Party B, who are not connected parties under the Listing Rules of the SEHK, approve the transactions in this Supplemental Agreement; and

             (3)  Party B completes the acquisition of the Target Companies.

     6. This Supplemental Agreement shall be executed by legal persons or the duly authorized representatives of each of the parties, and be affixed with the official seals.

     7. This Supplemental Agreement shall be executed in eleven (11) counterparts with one to each party and an extra copy to Party B for its use in completing necessary registrations or filings. All the originals of this Agreement shall have equal force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the day and year first above written.

CHINA MOBILE COMMUNICATIONS CORPORATION
By: /s/ LU Xiangdong
      ---------------------------------

CHINA MOBILE (HONG KONG) LIMITED
By: /s/ LI Zhenqun
      ---------------------------------

Anhui Mobile Communication Company Limited
By: /s/ ZHANG Daode
      ---------------------------------

Jiangxi Mobile Communication Company Limited
By: /s/ HUANG Rigao
      --------------------------------

Chongqing Mobile Communication Company Limited
By: /s/ Shen Changfu
      --------------------------------

Sichuan Mobile Communication Company Limited
By: /s/ LI Hua
      --------------------------------

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Hubei Mobile Communication Company Limited
By: /s/ MENG Dali
      --------------------------------

Hunan Mobile Communication Company Limited
By: /s/ QUAN Mingfu
      --------------------------------

Shaanxi Mobile Communication Company Limited
By: /s/ HUO Zhicheng
     ---------------------------------

Shanxi Mobile Communication Company Limited
By: /s/ GAO Buwen
     ---------------------------------

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